
                                                                     Exhibit 3.3

                      SECOND AMENDED AND RESTATED BYLAWS OF

                         ELECTRO-OPTICAL SCIENCES, INC.

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                                TABLE OF CONTENTS

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                                                                                    PAGE
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ARTICLE I -           CORPORATE OFFICES...........................................   1

         1.1      REGISTERED OFFICE...............................................   1

         1.2      OTHER OFFICES...................................................   1

ARTICLE II -          MEETINGS OF STOCKHOLDERS....................................   1

         2.1      PLACE OF MEETINGS...............................................   1

         2.2      ANNUAL MEETING..................................................   1

         2.3      SPECIAL MEETING.................................................   1

         2.4      NOTICE OF STOCKHOLDERS' MEETINGS................................   2

         2.5      MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE....................   2

         2.6      QUORUM..........................................................   2

         2.7      ADJOURNED MEETING; NOTICE.......................................   3

         2.8      CONDUCT OF BUSINESS.............................................   3

         2.9      VOTING..........................................................   3

         2.10     STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.........   3

         2.11     RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS.....   4

         2.12     PROXIES.........................................................   5

         2.13     LIST OF STOCKHOLDERS ENTITLED TO VOTE...........................   5

         2.14     INSPECTORS......................................................   5

ARTICLE III -         DIRECTORS...................................................   6

         3.1      POWERS..........................................................   6

         3.2      NUMBER OF DIRECTORS.............................................   6

         3.3      ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS.........   6

         3.4      RESIGNATION AND VACANCIES.......................................   6

         3.5      REGULAR MEETINGS................................................   7

         3.6      SPECIAL MEETINGS; NOTICE........................................   7

         3.7      QUORUM..........................................................   7

         3.8      BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING...............   8

         3.9      FEES AND COMPENSATION OF DIRECTORS..............................   8

                                TABLE OF CONTENTS
                                   (continued)

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         3.10     APPROVAL OF LOANS TO OFFICERS.........................    8

         3.11     REMOVAL OF DIRECTORS..................................    8

ARTICLE IV -          COMMITTEES........................................    9

         4.1      COMMITTEES OF DIRECTORS...............................    9

         4.2      COMMITTEE MINUTES.....................................    9

         4.3      MEETINGS AND ACTION OF COMMITTEES.....................    9

ARTICLE V -           OFFICERS..........................................   10

         5.1      OFFICERS..............................................   10

         5.2      APPOINTMENT OF OFFICERS...............................   10

         5.3      SUBORDINATE OFFICERS..................................   10

         5.4      REMOVAL AND RESIGNATION OF OFFICERS...................   10

         5.5      VACANCIES IN OFFICES..................................   10

         5.6      CHAIRPERSON OF THE BOARD..............................   11

         5.7      CHIEF EXECUTIVE OFFICER...............................   11

         5.8      CHIEF OPERATING OFFICER...............................   11

         5.9      CHIEF SCIENCE AND TECHNOLOGY OFFICER..................   11

         5.10     PRESIDENT.............................................   11

         5.11     VICE PRESIDENTS.......................................   12

         5.12     SECRETARY.............................................   12

         5.13     SALARIES..............................................   13

         5.14     REPRESENTATION OF SHARES OF OTHER CORPORATIONS........   13

         5.15     AUTHORITY AND DUTIES OF OFFICERS......................   13

ARTICLE VI -          RECORDS AND REPORTS...............................   13

         6.1      MAINTENANCE AND INSPECTION OF RECORDS.................   13

         6.2      INSPECTION BY DIRECTORS...............................   13

ARTICLE VII -         GENERAL MATTERS...................................   14

         7.1      CHECKS................................................   14

         7.2      EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS......   14

         7.3      STOCK CERTIFICATES; PARTLY PAID SHARES................   14

         7.4      SPECIAL DESIGNATION ON CERTIFICATES...................   15

                                TABLE OF CONTENTS
                                   (continued)

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         7.5      LOST CERTIFICATES.....................................   15

         7.6      CONSTRUCTION; DEFINITIONS.............................   15

         7.7      DIVIDENDS.............................................   15

         7.8      FISCAL YEAR...........................................   16

         7.9      SEAL..................................................   16

         7.10     TRANSFER OF STOCK.....................................   16

         7.11     STOCK TRANSFER AGREEMENTS.............................   16

         7.12     REGISTERED STOCKHOLDERS...............................   16

         7.13     WAIVER OF NOTICE......................................   16

ARTICLE VIII -        AMENDMENTS........................................   17

ARTICLE IX -          INDEMNIFICATION...................................   17

         9.1      INDEMNIFICATION OF DIRECTORS AND OFFICERS.............   17

         9.2      PREPAYMENT OF EXPENSES................................   18

         9.3      DETERMINATION; CLAIM..................................   18

         9.4      NON-EXCLUSIVITY OF RIGHTS.............................   18

         9.5      INSURANCE.............................................   18

         9.6      OTHER INDEMNIFICATION.................................   19

         9.7      AMENDMENT OR REPEAL...................................   19

         9.8      BINDING EFFECT........................................   19

                      SECOND AMENDED AND RESTATED BYLAWS OF
                         ELECTRO-OPTICAL SCIENCES, INC.

                         ARTICLE I - CORPORATE OFFICES

      1.1 REGISTERED OFFICE.

      The registered office of Electro-Optical Sciences, Inc. (the "Corporation") shall be established and maintained at the office of United Corporate Services, Inc., 15 East North Street, City of Dover, County of Kent, State of Delaware, and the Corporation shall be the registered agent of the Corporation in charge thereof.

      1.2 OTHER OFFICES.

      The Corporation may have offices, either within or without the State of Delaware at such place or places as the Board of Directors of the Corporation (the "Board") may, from time to time, appoint or the business of the Corporation may require.

                     ARTICLE II - MEETINGS OF STOCKHOLDERS

      2.1 PLACE OF MEETINGS.

      The annual meeting of stockholders shall be held at such place, either within or without the State of Delaware, as the Board, by resolution, shall determine and as set forth in the notice of the meeting.

      2.2 ANNUAL MEETING.

      The annual meeting of stockholders shall be held each year. The Board shall designate the date and time of the annual meeting. However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding business day. At the annual meeting, directors shall be elected and any other proper business may be transacted.

      2.3 SPECIAL MEETING.

      Special meetings of the stockholders, for any purpose or purposes other than the election of directors, unless otherwise prescribed by statute or by the Second Amended and Restated Certificate of Incorporation (as amended from time to time, the "Certificate of Incorporation"), may be called by the president and shall be called by the chairman of the board, the chief executive officer or secretary at the request in writing of a majority of the Board, at the request of a majority of the holders of the then outstanding Series C Preferred Stock, $0.10 par value per share, of the Corporation ("Series C Preferred Stock"), or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

      The officer(s) receiving the request shall cause notice to be promptly given to the stockholders entitled to vote at such meeting, in accordance with the provisions of Sections 2.4 and 2.5 of these bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting. No business may be transacted at such special meeting other than the business specified in such notice to stockholders. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board may be held.

      2.4 NOTICE OF STOCKHOLDERS' MEETINGS.

      All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.5 of these bylaws not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

      2.5 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.

      Notice of any meeting of stockholders shall be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the Corporation's records.

      An affidavit of the secretary or an assistant secretary of the Corporation or of the transfer agent or any other agent of the Corporation that the notice has been given by mail shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

      2.6 QUORUM.

      The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If, however, such quorum is not present or represented at any meeting of the stockholders, then the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

      2.7 ADJOURNED MEETING; NOTICE.

      When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not he given of the adjourned meeting if the time, place if any thereof, and the means of remote communications if any by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the continuation of the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      2.8   CONDUCT OF BUSINESS.

      Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting: the chairman of the board, if any, the vice-chairman of the board, if any, the president, a vice-president, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The secretary of the Corporation, shall act as secretary of every meeting, but if the secretary is not present, the chairman of the meeting shall appoint a secretary of the meeting.

      2.9   VOTING.

      The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the Delaware General Corporation Law, as the same may be amended from time to time (the "DGCL").

      Except as may be otherwise provided in the Certificate of Incorporation or these bylaws, each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote and all other questions shall be decided by majority vote, except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

      2.10  STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

      Unless otherwise provided in the Certificate of Incorporation, any action required by the DGCL to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

      Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided in Section 228 of the DGCL. In the event that the action which is consented to is such as would have required the filing of a certificate under any provision of the DGCL, if such action had been voted on by stockholders at a meeting thereof, the certificate filed under such provision shall state, in lieu of any statement required by such provision concerning any vote of stockholders, that written consent has been given in accordance with Section 228 of the DGCL.

      2.11  RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS.

      In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other such action.

      If the Board does not so fix a record date:

            (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

            (ii) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed.

            (iii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

      A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

      2.12  PROXIES.

      Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.

      2.13 LIST OF STOCKHOLDERS ENTITLED TO VOTE.

      The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation's principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

      2.14 INSPECTORS.

      The directors, in advance of any meeting, may, but need not, appoint one or more Inspectors of Election to act at the meeting or any adjournment thereof. If an Inspector or Inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more Inspectors. In case any person who may be appointed as an Inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each Inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of Inspector at such meeting with strict impartiality and according to the best of his ability. The Inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stick represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the Inspector or Inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

                            ARTICLE III - DIRECTORS

      3.1   POWERS.

      Subject to the provisions of the DGCL and any limitations in the Certificate of Incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

      3.2   NUMBER OF DIRECTORS.

      The number of directors shall be as set forth in the Certificate of Incorporation.

      3.3   ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS.

      Except as provided in Section 3.4 of these bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the Certificate of Incorporation or these bylaws. The Certificate of Incorporation or these bylaws may prescribe other qualifications for directors. Each director, including a director elected to fill a vacancy, shall hold office until such director's successor is elected and qualified or until such director's earlier death, resignation or removal. All elections of directors at a meeting of stockholders, shall be by written ballot, unless otherwise provided in the Certificate of Incorporation.

      3.4   RESIGNATION AND VACANCIES.

      Any director may resign at any time upon notice given in writing to the Corporation. When one or more directors so resigns and the resignation is effective at a future date, unless as otherwise provided in the Certificate of Incorporation, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

      Unless otherwise provided in the Certificate of Incorporation or these bylaws:

            (i) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

            (ii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

      If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

      If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to beheld to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.

      3.5 REGULAR MEETINGS.

      Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

      3.6 SPECIAL MEETINGS; NOTICE.

      Special meetings of the Board may be called by the Chairman of the Board, Chief Executive Officer or by the Secretary on the written request of any two directors on at least two days' notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting. For purposes of this Article III, Section 6 only, notice shall be given by telephonic communication or by telecopier.

      3.7 QUORUM.

      At all meetings of the Board, a majority of the authorized number of directors, including at least three (3) directors entitled to be elected by the holders of the Series C Preferred Stock of the Corporation pursuant to the Certificate of Incorporation, shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

      A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

      3.8   BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

      Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

      3.9   FEES AND COMPENSATION OF DIRECTORS.

      Directors shall not receive any stated salary for their services as directors or as members of committees but, by resolution of the Board of Directors, fixed fees and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

      3.10  APPROVAL OF LOANS TO OFFICERS.

      The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the Board, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of stock of the Corporation.

      3.11  REMOVAL OF DIRECTORS.

      Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

      No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

                            ARTICLE IV - COMMITTEES

      4.1   COMMITTEES OF DIRECTORS.

      The Board may designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, including, but not limited to: (i) adoption, amendment or repeal of any bylaw of the Corporation, (ii) amendment of the Certificate of Incorporation, (iii) adoption of an agreement of merger or consolidation, (iv) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property assets, or (v) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution. Unless a resolution of the Board, these bylaws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

      4.2   COMMITTEE MINUTES.

      Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

      4.3   MEETINGS AND ACTION OF COMMITTEES.

      Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

            (i)   Section 3.5 (regular meetings);

            (ii)  Section 3.6 (special meetings and notice);

            (iii) Section 3.7 (quorum);

            (iv)  Section 7.13 (waiver of notice); and

            (v)   Section 3.8 (action without a meeting)

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members. However:

            (i) the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

            (ii) special meetings of committees may also be called by resolution of the Board; and

            (iii) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

                              ARTICLE V - OFFICERS

      5.1 OFFICERS.

      The executive officers of the Corporation shall be a chairman of the board, chief executive officer, president, chief operating officer, chief science and technology officer, one or more vice-presidents, a treasurer and a secretary.

      5.2 APPOINTMENT OF OFFICERS.

      The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 and 5.5 of these bylaws, subject to the rights, if any, of an officer under any contract of employment.

      5.3 SUBORDINATE OFFICERS.

      The Board may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

      5.4 REMOVAL AND RESIGNATION OF OFFICERS.

      Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

      Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

      5.5 VACANCIES IN OFFICES.

      Any vacancy occurring in any office of the Corporation shall be filled by the Board or as provided in Section 5.2.

      5.6 CHAIRPERSON OF THE BOARD

      The chairperson of the board, if such an officer be elected, shall, if present, preside at meetings of the Board and of the stockholders and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board or as may be prescribed by these bylaws. If there is no chief executive officer or president, then the chairperson of the board shall also be the chief executive officer of the Corporation and shall have the powers and duties prescribed in section 5.7 of these bylaws.

      5.7   CHIEF EXECUTIVE OFFICER.

      Subject to any such supervisory powers, if any, as the Board may give to the chairperson of the board, the chief executive officer, if any, shall, subject to the control of the Board, have general supervision, direction, and control of the business and affairs of the Corporation and shall report directly to the Board. All other officers, officials, employees and agents shall report directly or indirectly to the chief executive officer. The chief executive officer shall see that all orders and resolutions of the Board are carried into effect. In the absence of a chairperson of the Board, the chief executive officer shall preside at all meetings of the stockholders and at all meetings of the Board.

      5.8   CHIEF OPERATING OFFICER.

      The chief operating officer shall be designated by the chief executive officer with the consent of the Board, and shall function as the chief operating officer.

      5.9   CHIEF SCIENCE AND TECHNOLOGY OFFICER

      The chief science and technology officer shall be appointed by the Board and subject to the control of the chief executive officer. The chief science and technology officer's responsibilities shall include: (i) management of the Corporation's efforts to obtain United States Food and Drug Administration ("FDA") approval of new products , (ii) formulation of FDA strategy and interaction with FDA panels, (iii) the development and protection of intellectual property associated with such technologies that are necessary to the conduct of the Corporation's business as it is presently and proposed to be conducted, (iv) development of alternative strategies for the commercialization of such technologies, (v) developing prototypes for new products, and (vi) securing research grants from government entities or private foundations. The chief science and technology officer shall have such other powers and perform such other duties as from time to time may be prescribed for him by the Board, these bylaws, the chief executive officer or the chairperson of the Board.

      5.10  PRESIDENT.

      In the absence or disability of the chief executive officer, the president shall perform all the duties of the chief executive officer. When acting as the chief executive officer, the president shall have all the powers of and be subject to all the restrictions upon, the chief executive officer. The president shall have such other powers and perform such other duties as from time to time may be prescribed for him by the Board, these bylaws, the chief executive officer or the chairperson of the Board.

      5.11  VICE PRESIDENTS.

      In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the Board or, if not ranked, a vice president designated by the Board, shall perform all the duties of the president. When acting as the president, the appropriate vice president shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, these bylaws, the chairperson of the Board, the chief executive officer or, in the absence of a chief executive officer, the president.

      5.12  SECRETARY.

      The secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show

            (i)   the time and place of each meeting;

            (ii) whether regular or special (and, if special, how authorized and the notice given);

            (iii) the names of those present at directors' meetings or committee meetings; (iv) the number of shares present or represented at stockholders' meetings; and

            (iv)  and the proceedings thereof.

      The secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation's transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register showing;

            (i)   the names of all stockholders and their addresses;

            (ii)  the number and classes of shares held by each;

            (iii) the number and date of certificates evidencing such shares;
and

            (iv) the number and date of cancellation of every certificate surrendered for cancellation.

      The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board required to be given by law or by these bylaws. The secretary shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board or by these bylaws.

      5.13  SALARIES.

      The salaries of all officers shall be fixed by the Board, and the fact that any officer is a director shall not preclude him from receiving a salary as an officer, or from voting upon the resolution providing the same.

      5.14  REPRESENTATION OF SHARES OF OTHER CORPORATIONS.

      The chairperson of the Board, the president, any vice president, the treasurer, the secretary or assistant secretary of the Corporation, or any other person authorized by the Board or the president or a vice president, is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

      5.15  AUTHORITY AND DUTIES OF OFFICERS.

      In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board or the stockholders.

                        ARTICLE VI - RECORDS AND REPORTS

      6.1   MAINTENANCE AND INSPECTION OF RECORDS.

      The Corporation shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books, and other records.

      Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent so to act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal executive office.

      6.2   INSPECTION BY DIRECTORS.

      Any director shall have the right to examine the Corporation's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

                         ARTICLE VII - GENERAL MATTERS

      7.1 CHECKS.

      From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

      7.2 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS.

      The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

      7.3 STOCK CERTIFICATES; PARTLY PAID SHARES.

      The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairperson or vice-chairperson of the Board, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

      The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

      7.4 SPECIAL DESIGNATION ON CERTIFICATES.

      If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

      7.5 LOST CERTIFICATES.

      Except as provided in this Section 7.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

      7.6 CONSTRUCTION; DEFINITIONS.

      Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

      7.7 DIVIDENDS.

      The Board, subject to any restrictions contained in either (i) the DGCL, or (ii) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock.

      The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

      7.8   FISCAL YEAR.

      The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.

      7.9   SEAL.

      The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

      7.10  TRANSFER OF STOCK.

      Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

      7.11  STOCK TRANSFER AGREEMENTS.

      The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

      7.12  REGISTERED STOCKHOLDERS.

      The Corporation:

            (i) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;

            (ii) shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and

            (iii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof except as otherwise provided by the laws of Delaware.

      7.13  WAIVER OF NOTICE.

      Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these bylaws, personal notice is not meant unless expressly so stated and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the fifth day following such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute

      Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these bylaws, a written waiver, signed by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these bylaws.

                           ARTICLE VIII - AMENDMENTS

      These bylaws may be adopted, amended or repealed by the stockholders entitled to vote. However, the Corporation may, in its Certificate of Incorporation, confer the power to adopt, amend or repeal bylaws upon the directors.

                          ARTICLE IX - INDEMNIFICATION

      9.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) (hereinafter an "indemnitee"), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification then permitted prior thereto), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnitee in connection with such action, suit or proceeding, if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of the proceeding, whether by judgment, order, settlement, conviction or upon plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe such conduct was unlawful.

      Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise

(including employee benefit plans) shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification than permitted prior thereto), against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person should have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such suit or action was brought, shall determine, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

      9.2 PREPAYMENT OF EXPENSES.

      The Corporation shall pay the expenses incurred by any officer or director of the Corporation, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a person in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article 9 or otherwise.

      9.3 DETERMINATION; CLAIM.

      If a claim for indemnification or payment of expenses under this Article 9 is not paid in full within sixty days after a written claim therefor has been received by the Corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

      9.4 NON-EXCLUSIVITY OF RIGHTS.

      The rights conferred on any person by this Article 9 shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

      9.5 INSURANCE.

      The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

      9.6 OTHER INDEMNIFICATION.

      The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

      9.7 AMENDMENT OR REPEAL.

      Any repeal or modification of the foregoing provisions of this Article 9 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

      9.8 BINDING EFFECT

      The indemnification and advancement of expenses provided by this article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

                         ELECTRO-OPTICAL SCIENCES, INC.

                        CERTIFICATE OF ADOPTION OF BYLAWS

      The undersigned hereby certifies that he or she is the duly elected, qualified, and acting Secretary of Electro-Optical Sciences, Inc., a Delaware corporation, and that the foregoing bylaws were adopted as the Corporation's bylaws on February 2, 2004 by the Corporation's Board of Directors.

      IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 26 day of October 2004.

                                                  /s/ WILLIAM R. BRONNER
                                             --------------------------------
                                                           Secretary